Exhibit 99.1

FOR IMMEDIATE RELEASE:

September 21, 2011

Media Contact:

Roger Johnson, Overstock.com, Inc.

+1 (801) 947-4430

rojohnson@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com, Inc. Completes the Redemption of 3.75% Senior Notes Due December 1, 2011

SALT LAKE CITY — Overstock.com, Inc. (Nasdaq: OSTK) (the “Company”) announced today that it has redeemed for cash all of its outstanding 3.75% Senior Convertible Notes due December 1, 2011 (CUSIP No. 690370AB7) (the “Notes”).

The Company funded the redemption of the Notes with a combination of cash on hand and a $17 million draw under its Financing Agreement with U.S. Bank National Association.

About O.co (also known as Overstock.com) O.co, also known as Overstock.com, is Your Savings Engine offering brand-name products. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel. O.co, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online athttp://www.overstock.com and http://www.o.co. O.co regularly posts information about the company and other related matters on its website under the heading “Investor Relations.” Overstock.com® is a registered trademark of Overstock.com, Inc. O.co™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

# # #

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Our Form 10-K for the year ended December 31, 2010, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange

Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.